 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-285042
PROSPECTUS SUPPLEMENT
(to Prospectus dated February 19, 2025)
Expedia Group, Inc.
$1,000,000,000 5.500% Senior Notes Due 2036
We are offering $1,000,000,000 aggregate principal amount of our 5.500% Senior Notes due 2036 (the “notes”). The notes will bear interest at a rate of 5.500%. We will pay interest on the notes semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026. The notes will mature on April 15, 2036.
At our option, we may redeem all or part of the notes at any time or from time to time prior to their maturity at the applicable redemption price described under “Description of Notes — Optional Redemption.” If we experience specific kinds of change of control events, we must offer to purchase the notes.
The notes will be our senior unsecured, unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, including (i) our existing 4.625% senior notes due 2027, 3.800% senior notes due 2028, 3.25% senior notes due 2030, 2.950% senior notes due 2031, and 5.400% senior notes due 2035 (collectively, the “Existing Notes”) and (ii) our Credit Agreement, dated as of March 27, 2026 (the “Revolving Credit Facility”).
The notes will not be guaranteed by any of our subsidiaries. The notes will be effectively subordinated to all of our existing and future secured indebtedness, up to the value of the collateral securing such indebtedness, and to all of the existing and future indebtedness and other liabilities of our subsidiaries.
Investing in the notes involves risks. See the risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and any risk factors described in the documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	99.384%	$993,840,000
Underwriting discount	0.450%	$4,500,000
Proceeds, before expenses, to us(1)	98.934%	$989,340,000

(1)
Plus accrued interest, if any, from April 10, 2026.

The underwriters expect to deliver the notes on or about April 10, 2026 only in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, against payment therefor in immediately available funds.
Joint Book-Running Managers
BofA Securities Citigroup
BNP PARIBAS	Goldman Sachs & Co. LLC	J.P. Morgan
HSBC	MUFG	Scotiabank
TD Securities	US Bancorp	Wells Fargo Securities
Co-Manager
Standard Chartered Bank
The date of this prospectus supplement is April 8, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and any free writing prospectus with respect to the offering filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to the offering filed with the SEC and the documents incorporated by reference is accurate only as of their respective dates regardless of its time of delivery or the time of any sales of the notes. Our business, financial condition, results of operations or cash flows may have changed since the date of this prospectus supplement.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about debt securities that we may offer from time to time, some of which may not apply to the notes we are offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. Neither we nor the underwriters are offering to sell the notes or seeking offers to buy the notes in jurisdictions where offers or sales are not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus supplement, the terms “Company”, “we”, “us” and “our” refer to Expedia Group, Inc., a Delaware corporation, and not to any of its subsidiaries; and “Expedia Group” refers to Expedia Group, Inc. and its consolidated subsidiaries.
We expect that delivery of the notes will be made against payment therefor on or about the date specified on the cover of this prospectus supplement, which is the second business day following the date of the pricing of the notes (such settlement cycle being referred to as “T+2”). Purchasers of the notes should note that trading of the notes may be affected by this settlement date. See “Underwriting.”

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Please refer to the registration statement for further information about us and the securities offered hereby.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-37429. Our SEC filings are also available to the public over the internet from the SEC’s website at www.sec.gov, or our website at www.expediagroup.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which this prospectus supplement forms a part and you should not rely on any such information in making your investment decision.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus. Accordingly, we incorporate by reference in this prospectus supplement the documents listed below and any future filings that the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File Number 001-37429) prior to the termination of the offering of securities under this prospectus supplement (excluding information deemed to be furnished and not filed with the SEC), which shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing thereof:
•
Annual Report on Form 10-K for the year ended December 31, 2025;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025; and

•
Current Reports on Form 8-K filed with the SEC on February 12, 2026 (Item 8.01 only) and March 30, 2026.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus supplement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus supplement incorporates. You may request copies by writing to us at the address listed below or emailing us at the e-mail address listed below:
Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, WA 98119
Attn: Investor Relations Department
IR@expedia.com

S-iii

INDUSTRY AND MARKET DATA
This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data are also based on our good-faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained in these materials has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements as to our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

S-iv

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains, and the accompanying prospectus and any free writing prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus may contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as those discussed elsewhere in this prospectus or any prospectus supplement. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, and do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this prospectus supplement and in the prospectus and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

S-v

SUMMARY
The following summary highlights information contained elsewhere in this prospectus supplement and the documents we incorporate by reference and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire prospectus, including the “Risk Factors” section and our consolidated financial statements and notes to those statements, before making an investment decision.
Our Company
Expedia Group, Inc. (NASDAQ: EXPE) is the global travel marketplace with one purpose: to help travelers explore the world, one journey at a time. Expedia Group connects travelers, partners, and advertisers throughout our trusted brands, leading technology, and rich first-party data, delivering predictive, personalized experiences that shape the future of travel. Expedia Group leverages our supply portfolio, platform and technology capabilities across an extensive portfolio of consumer brands, and provide solutions to our business partners, to empower travelers to efficiently research, plan, book and experience travel.
At the end of 2025, Expedia Group had approximately 3.6 million lodging properties available, including approximately 2.4 million online bookable alternative accommodations through Vrbo, approximately 1.2 million hotels and alternative accommodations through our other brands, over 500 airlines, packages, rental cars, cruises, insurance, as well as activities and experiences.
Travel suppliers distribute and market products via our apps, desktop and mobile offerings, as well as through alternative distribution channels, our business partnerships and our call centers in order to reach our extensive global audience. In addition, our advertising and media businesses help other businesses, primarily travel providers, reach a large multi-platform audience of travelers around the globe.
For information regarding the results of Expedia Group’s historical operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Expedia Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus.
Company Information
Expedia Group, Inc. is a Delaware corporation. The mailing address of Expedia Group’s principal executive offices is 1111 Expedia Group Way W, Seattle, WA 98119, and Expedia Group’s email address is IR@expedia.com.
Recent Developments
On March 27, 2026, the Company entered into a Credit Agreement (the “Revolving Credit Facility”) among the Company, as borrower, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The obligations of the Company under the Revolving Credit Facility are unsecured and are not guaranteed by any of the Company’s subsidiaries. In connection with the Company’s entry into the Revolving Credit Facility, the Company terminated all outstanding commitments and repaid all outstanding obligations, as applicable, under the Credit Agreement, dated as of April 14, 2022, among the Company and certain subsidiaries of the Company, as borrowers, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (the “Prior Revolving Credit Facility”).
Prior to the termination of the Prior Revolving Credit Facility, certain subsidiaries of the Company (the “Released Subsidiary Guarantors”) guaranteed the Company’s obligations under its existing 4.625% senior notes due 2027, 3.800% senior notes due 2028, 3.25% senior notes due 2030, 2.950% senior notes due 2031, and 5.400% senior notes due 2035 (collectively, the “Existing Notes”). Upon the termination of the Prior Revolving Credit Facility and the Company’s concurrent entry into the Revolving Credit Facility, the Released Subsidiary Guarantors were automatically released from their guarantees of each series of Existing Notes in accordance with the terms of the applicable indenture governing such series of Existing Notes.

The Offering
Issuer
Expedia Group, Inc., a Delaware corporation.
Notes Offered
$1,000,000,000 aggregate principal amount of 5.500% Senior Notes due 2036 (the “notes”).
Maturity
The notes will mature on April 15, 2036.
Interest
The notes will accrue interest at 5.500% per annum, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026.
Ranking
The notes will be our senior unsecured, unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, including our existing 4.625% senior notes due 2027, 3.800% senior notes due 2028, 3.25% senior notes due 2030, 2.950% senior notes due 2031, and 5.400% senior notes due 2035 (collectively, the “Existing Notes”) and our Credit Agreement, dated as of March 27, 2026 (the “Revolving Credit Facility”). The notes will be effectively subordinated to our existing and future secured indebtedness, up to the value of the collateral securing such indebtedness, and to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries.
Optional Redemption
At our option, we may redeem the notes, in whole or in part, at any time or from time to time, prior to their maturity. If we elect to redeem the notes prior to the Par Call Date (as defined herein), we will pay a redemption price in respect of the notes to be redeemed at a specified make-whole premium as described under the heading “Description of Notes — Optional Redemption,” plus accrued and unpaid interest thereon to but excluding the redemption date.
If we elect to redeem the notes on or after the Par Call Date (as defined herein), we will pay a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement), each holder of notes will have the right to require us to repurchase such holder’s notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase. See “Description of Notes — Change of Control Triggering Event.”
Certain Covenants
The indenture that will govern the notes will contain covenants limiting our ability and our subsidiaries’ ability to:
•
create certain liens, and

•
enter into sale and lease-back transactions.

The indenture that will govern the notes will also contain a covenant limiting our ability to consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.
However, each of these covenants will be subject to certain exceptions. You should read “Description of Notes — Covenants” for a description of these covenants.

Form and Denominations
We will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC. You will hold a beneficial interest in one or more of the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated notes.
Further Issuances
We may create and issue additional notes ranking equally with the notes initially offered in this offering and otherwise similar in all respects (other than with respect to the date of issuance, issue price, the initial interest accrual date and amount of interest payable on the first payment date applicable thereto). These additional notes will be treated as a single class including for waivers, amendments and redemptions.
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, including, without limitation, (i) repayment, prepayment, redemption or repurchase of outstanding debt, (ii) dividends and stock repurchases and (iii) funding for working capital, capital expenditures, and acquisitions. Net proceeds may be temporarily invested prior to use.
Absence of Public Market for the Notes
The notes are a new issue of securities and there is currently no established trading market for the notes. The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. There can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. See “Risk Factors — Risks Related to an Investment in the Notes and this Offering — Your ability to transfer the notes may be limited by the absence of an active trading market and there is no assurance that any active trading market will develop for the notes.”
Governing Law
The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Risk Factors
You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before investing in the notes.

RISK FACTORS
An investment in the notes involves a high degree of risk. You should carefully consider the risk factors described below as well as the risk factors described in Expedia Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any risk factors set forth in the documents that are incorporated in this prospectus supplement or the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Any of these risks could materially and adversely affect Expedia Group’s business, financial condition, results of operations or cash flows. The risks and uncertainties Expedia Group faces are not limited to those described in these documents. Additional risks and uncertainties that Expedia Group is unaware of or that it believes are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect its business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of Expedia Group and its subsidiaries’ securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”
Risks Related to an Investment in the Notes and this Offering
Expedia Group may incur additional indebtedness.
Expedia Group may incur substantial additional indebtedness in the future, including by drawing on its Revolving Credit Facility of $2.5 billion. As of April 1, 2026, no loans were outstanding under the Revolving Credit Facility and undrawn stand-by letters of credit in an aggregate face amount of approximately $42 million had been issued under the Revolving Credit Facility. Expedia Group also is permitted to incur secured indebtedness that would be effectively senior in priority to the notes.
Expedia Group may experience constraints in liquidity due to factors out of its control and may be unable to access capital when necessary or desirable, either of which could harm its financial position.
If Expedia Group’s liquidity is materially diminished, as it was during the COVID-19 pandemic, Expedia Group may not be able to timely pay debts (including the notes, the Existing Notes and the Revolving Credit Facility), leases, or comply with material provisions of contractual obligations. Although Expedia Group’s cash flows from operations and available capital, including the proceeds from financing transactions, have been sufficient to meet its obligations and commitments to date, Expedia Group cannot predict future outcomes if the travel industry were to experience a significant decline or disruption. Expedia Group’s indebtedness, the availability of assets as collateral for loans or other indebtedness, and market conditions may make it difficult for it to raise additional capital on commercially reasonable terms to meet potential future liquidity needs.
Expedia Group has experienced, and may experience in the future, declines in seasonal liquidity and capital provided by its merchant hotel business, which has historically provided a meaningful portion of its operating cash flow and is dependent on several factors, including the rate of growth of its merchant hotel business and the relative growth of businesses which consume rather than generate working capital, such as its agency hotel, and advertising businesses, and payment terms with suppliers. If, as was the case during the COVID-19 pandemic, its merchant hotel business declines, it would likely result in further pressure on its working capital cash balances, cash flow over time and liquidity.
Expedia Group’s ability to raise financing depends in significant measure on characteristics of the capital and credit markets and liquidity factors over which it exerts no control. Due to uncertainty in the capital and credit markets, Expedia Group cannot guarantee that sufficient financing will be available on desirable terms, or any terms, to fund investments, acquisitions, stock repurchases, dividends, debt refinancing or other actions or that its counterparties in any such financings would honor their contractual commitments. In addition, any downgrade of Expedia Group’s debt ratings by Standard & Poor’s, Moody’s Investor Service, Fitch or similar ratings agencies, deterioration of its financial condition, increase in general interest rate levels and credit spreads or overall weakening in the credit markets could increase its cost of capital (including, with respect to ratings downgrades, the interest rate applicable to certain of the Existing Notes).

Expedia Group’s indebtedness could adversely affect its business and financial condition and prevent us from fulfilling its obligations under its outstanding indebtedness and the notes.
As of December 31, 2025, as adjusted to give effect to this offering, the maturity of our 5.000% senior notes due 2026, and the maturity of our 0% convertible senior notes due 2026, which, in the case of our 5.000% senior notes due 2026, we discharged on February 17, 2026, and in the case of our 0% convertible senior notes due 2026, we settled our payment obligations thereof by February 20, 2026, Expedia Group has outstanding long-term indebtedness, including current maturities, with a face value of approximately $5.5 billion. As of April 1, 2026, no loans were outstanding under the Revolving Credit Facility and undrawn stand-by letters of credit in an aggregate face amount of approximately $42 million had been issued under the Revolving Credit Facility. Expedia Group’s indebtedness could have important consequences for you. For example, it could:
•
make it difficult for the Company to satisfy its obligations with respect to the notes;

•
increase Expedia Group’s vulnerability to general adverse economic and industry conditions;

•
require Expedia Group to dedicate a portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•
make it difficult for Expedia Group to optimally capitalize and manage the cash flow for its businesses;

•
limit Expedia Group’s flexibility in planning for, or reacting to, changes in its businesses and the markets in which it operates;

•
place Expedia Group at a competitive disadvantage compared to its competitors that are less levered; and

•
limit Expedia Group’s ability to borrow additional funds or to borrow funds at desirable rates or terms it finds acceptable.

The agreements governing Expedia Group’s indebtedness contain various covenants that may limit its ability to effectively operate its businesses, including those that restrict its ability to, among other things:
•
cause or permit certain subsidiaries to borrow money, and guarantee or provide other support for indebtedness of third parties including guarantees;

•
grant certain liens on certain of its assets; and

•
enter into sale and leaseback transactions.

In addition, the Revolving Credit Facility contains a leverage ratio covenant, which effectively limits Expedia Group’s ability to incur and/or maintain indebtedness. Any failure to comply with the restrictions of the Revolving Credit Facility or any agreement governing Expedia Group’s other indebtedness (including the indentures governing the Existing Notes) may result in an event of default under those agreements. Such default may allow the creditors to accelerate the related debt, which acceleration may trigger cross-acceleration or cross-default provisions in other debt. In addition, lenders may be able to terminate any commitments they had made to supply us with further funds. In addition, it is possible that Expedia Group may need to incur additional indebtedness in the future in the ordinary course of business or otherwise. The terms of the Revolving Credit Facility and the indentures governing the Existing Notes allow us to incur additional debt subject to certain limitations. If new debt is added to current debt levels, the risks described above could intensify.
We may not be able to repurchase the notes upon a change of control triggering event.
We may not be able to repurchase the notes upon a change of control triggering event because we may not have sufficient funds. Upon a change of control triggering event, holders of the notes may require us to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the purchase date.
The occurrence of a change of control triggering event itself would constitute an event of default under the Revolving Credit Facility and could constitute an event of default under agreements governing our future indebtedness. Our failure to purchase tendered notes upon a change of control triggering event would result in an event of default under the indenture governing the notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a change of control triggering event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness.
In addition, you may not be entitled to require us to repurchase the notes under the change of control provisions in the indenture in the event of certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a “change of control” under the indenture, even if such event is accompanied by a “ratings event” under such indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “change of control triggering event” that would potentially trigger our obligation to repurchase the notes. Therefore, if an event occurs that does not constitute a “change of control triggering event,” as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See “Description of Notes — Change of Control Triggering Event.”
The definition of “change of control” includes a disposition of all or substantially all of the assets of the Company to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes. See “Description of Notes — Change of Control Triggering Event.”
Our holding company structure may impact your ability to receive payment on the notes.
We are a holding company with no significant operations or material assets other than the capital stock of our subsidiaries. As a result, our ability to repay our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries.
Effective subordination of the notes may reduce amounts available for payment of the notes.
The notes will be our senior unsecured, unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, including the Existing Notes and our obligations under the Revolving Credit Facility.
Accordingly, the notes will be effectively subordinated to all of our existing and future secured indebtedness, up to the value of the collateral securing such indebtedness.
In the event of a bankruptcy liquidation or similar proceeding, or if payment under any secured obligation is accelerated, claims of any secured creditors will be prior to any claim of the holders of the notes up to the value of the assets securing such claims. After the claims of the secured creditors are satisfied there may not be assets remaining to satisfy our obligations under the notes. As of December 31, 2025, Expedia Group had no secured indebtedness or financing lease obligations. The indenture governing the notes will not prohibit us or our subsidiaries from incurring senior debt or, under specified circumstances, secured debt.
The notes will not be guaranteed by any of our subsidiaries. The notes will therefore also be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. Except to the extent that the Company is a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the Company’s rights as owners of such subsidiaries (and therefore the claims of our creditors, including holders of the notes).
Our subsidiaries may become borrowers under or guarantors of the Revolving Credit Facility and guarantors of the Existing Notes, in each case without guaranteeing the notes.
Under the terms of the Revolving Credit Facility, we may designate subsidiaries as borrowers or guarantors thereunder and such subsidiaries would not be required to guarantee the notes. Accordingly, if a subsidiary is designated as a borrower under the Revolving Credit Facility and borrows under the Revolving Credit Facility or is designated as a guarantor of the Revolving Credit Facility, the notes will be effectively subordinated to the claims of the lenders under the Revolving Credit Facility in respect of such borrowings or guarantees with respect to the assets of such subsidiary.
Moreover, if any Domestic Subsidiary is designated as a borrower or guarantor under the Revolving Credit Facility, such Domestic Subsidiary, although not required to guarantee the notes, shall be required to guarantee the Existing Notes in accordance with the terms of such Existing Notes. Accordingly, upon such designation of a Domestic Subsidiary, the notes will be effectively subordinated to the claims of the holders of the Existing Notes with respect to the assets of such Domestic Subsidiary.
Your ability to transfer the notes may be limited by the absence of an active trading market and there is no assurance that any active trading market will develop for the notes.
The notes are a new issue of securities for which there is no established public market. We do not intend to have the notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the notes. The liquidity of any market for the notes will depend on a number of factors, including:
•
the number of holders of notes;

•
our operating performance and financial condition;

•
the market for similar securities;

•
the interest of securities dealers in making a market in the notes; and

•
prevailing interest rates.

Historically, the market for debt securities similar to the notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.
A lowering or withdrawal of the ratings assigned to our debt by rating agencies may increase our future borrowing costs and reduce our access to capital and adversely affect the market value or liquidity of the notes.
Major debt rating agencies routinely evaluate our debt and will assign ratings to these notes. Any rating assigned to the notes or our other debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings and any ratings for the notes will generally affect the market value of the notes and the Existing Notes. Any future lowering of our ratings would likely make it more difficult or expensive for us to obtain additional financing.

USE OF PROCEEDS
The net proceeds of this offering are estimated to be approximately $986 million, after deducting the estimated underwriting discount and other offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, including, without limitation, (i) repayment, prepayment, redemption or repurchase of outstanding debt, (ii) dividends and stock repurchases and (iii) funding for working capital, capital expenditures and acquisitions. Net proceeds may be temporarily invested prior to use.

CAPITALIZATION
The following table sets forth cash and cash equivalents and capitalization of Expedia Group, Inc. as of December 31, 2025:
•
on an actual basis; and

•
on an as-adjusted basis after giving effect to this offering, the maturity of our 5.000% senior notes due 2026, and the maturity of our 0% convertible senior notes due 2026.

You should read this table together with “Use of Proceeds” and “Risk Factors” included in this prospectus supplement, and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, which we have incorporated by reference in this prospectus supplement.
	As of December 31, 2025
(in millions)	Actual	As Adjusted
Cash and cash equivalents	$5,413	$4,552(1)
Short-term investments	320	320
Total	5,733	4,872
Long Term Obligations, including current maturities:
Existing senior notes(2)	5,219	4,469
Convertible senior notes(3)	942	—
Notes offered hereby	—	986(4)
Total	6,161	5,455
Total stockholders’ equity	2,547	2,547
Total capitalization	$8,708	$8,002

(1)
Includes the estimated net proceeds from this offering of approximately $986 million, after giving effect to the underwriting discount and expenses, in each case relating to this offering, less approximately $769 million in cash used to discharge our 5.000% senior unsecured notes due 2026, including accrued and unpaid interest, at maturity, and less approximately $1.078 billion in cash used to pay off our 0.000% senior unsecured convertible notes due 2026 at maturity or settle any payment obligation in connection with the conversion election of the holders thereof.

(2)
Consists of (i) $750 million aggregate principal amount of 5.0% senior unsecured notes due 2026, net of discount and issuance costs, which matured following December 31, 2025 (as reflected in the “as adjusted” column), (ii) $750 million aggregate principal amount of 4.625% senior unsecured notes due 2027, net of discount and issuance costs, (iii) $1 billion aggregate principal amount of 3.8% senior unsecured notes due 2028, net of discount and issuance costs, (iv) $1.25 billion aggregate principal amount of 3.25% senior unsecured notes due 2030, net of discount and issuance costs, (v) $500 million aggregate principal amount of 2.95% senior unsecured notes due 2031, net of discount and issuance costs, and (vi) $1 billion aggregate principal amount of 5.4% senior unsecured notes due 2035, net of discount and issuance costs.

(3)
Consists of $1 billion aggregate principal amount of convertible notes due 2026, net of discount and issuance costs, which matured following December 31, 2025 (as reflected in the “as adjusted” column).

(4)
Consists of $1 billion aggregate principal amount of notes offered hereby, which are being issued at 99.384% of par, resulting in a discount that will be amortized over the life of the notes, and net of issuance costs.

DESCRIPTION OF NOTES
The notes will be issued as a series of notes under an indenture, dated as of February 21, 2025, among Expedia Group, Inc., the Subsidiaries thereof party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (as supplemented for the issuance of this series of notes, the “indenture”). The following summary of provisions of the indenture, and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from us upon request at our address set forth under the heading “Where You Can Find More Information.” Capitalized terms used and not defined in this summary have the meanings specified in the indenture. References to (i) the “Company,” “Expedia,” “we” or “us” in this section of the prospectus supplement are only to Expedia Group, Inc. and not to any of the Subsidiaries of Expedia Group, Inc. and (ii) the “indenture” are to the indenture described above, as supplemented for the issuance of this series of notes.
General
The notes will have the following basic terms:
•
the notes will initially be limited to $1,000,000,000 aggregate principal amount (subject to the rights of the Company to issue additional notes as described under “— Further Issuances” below);

•
the notes will accrue interest at a rate of 5.500% per annum;

•
interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided (or if no interest has been paid or duly provided, from the issue date of the notes), payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026;

•
the notes will mature on April 15, 2036 unless redeemed prior to that date;

•
we may redeem the notes in whole or in part at any time or from time to time at our option as described under “— Optional Redemption” below;

•
the notes will be our senior unsecured, unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated obligations;

•
the notes will not be guaranteed by any of our Subsidiaries; and

•
the notes will be effectively subordinated to all of our existing and future secured indebtedness, up to the value of the collateral securing such indebtedness, and to all of the existing and future indebtedness and other liabilities of our Subsidiaries.

Interest will be paid to the person in whose name a note is registered at the close of business on April 1 or October 1, as the case may be, immediately preceding the relevant interest payment date (whether or not such record date is a business day). Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close. The notes will be issued only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain limited circumstances may be represented by certificated notes.
The notes will not be subject to any sinking fund.

We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by the Company for such purpose (which initially will be the office of the trustee located at 190 S. LaSalle Street, Chicago, IL 60603, ATTN: Global Corporate Trust). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes is no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “Book-Entry Settlement and Clearance.”
A holder may transfer or exchange any certificated notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any notes selected for redemption (except, in the case of a note to be redeemed in part, the portion of the note not to be redeemed) for a period of 15 days before the mailing or electronic delivery of a notice of redemption of notes to be redeemed. Any notice required to be delivered pursuant to the indenture may, to the extent permitted by applicable procedures or regulations, be delivered electronically.
The registered holder of a note will be treated as the owner of it for all purposes (subject to the rights of a registered holder of the notes as of a record date prior thereto to receive interest due on an interest payment date). All amounts of principal of and premium, if any, or interest on the notes paid by the Company that remain unclaimed two years after such payment was due and payable will be repaid to the Company, and the holders of such notes will thereafter look solely to the Company for payment.
Ranking
The notes will be our senior unsecured, unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, including the Existing Notes and our obligations under the Credit Agreement.
The notes will be effectively subordinated to all of our existing and future secured indebtedness, up to the value of the collateral securing such indebtedness, and to all of the existing and future indebtedness and other liabilities of our Subsidiaries.
As our operations are conducted through our Subsidiaries, we derive our operating income and cash flow from our investments in our Subsidiaries. Therefore, our ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of sufficient funds from our Subsidiaries. See “Risk Factors — Risks Related to an Investment in the Notes and this Offering — Our holding company structure may impact your ability to receive payment on the notes.”
Claims of creditors of our Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of our Subsidiaries.
Under the terms of the Credit Agreement, we may designate Subsidiaries as borrowers or guarantors under the Credit Agreement, and such Subsidiaries would not be required to guarantee the notes. Accordingly, if a Subsidiary is designated as a borrower under our Credit Agreement and borrows under the Credit Agreement, or is designated as a guarantor under the Credit Agreement, the notes will be effectively subordinated to the claims of the lenders under the Credit Agreement in respect of such borrowings or guarantees with respect to the assets of such Subsidiary.
Moreover, if any Domestic Subsidiary is designated as a borrower or guarantor under the Credit Agreement, such Domestic Subsidiary, although not required to guarantee the notes, shall be required to guarantee our existing 4.625% senior notes due 2027, 3.800% senior notes due 2028, 3.25% senior notes due 2030, 2.950% senior notes due 2031, and 5.400% senior notes due 2035 (collectively, the “Existing Notes”) in accordance with the terms of such Existing Notes. Accordingly, upon such designation of a Domestic Subsidiary, the notes will be effectively subordinated to the claims of the holders of the Existing Notes with respect to the assets of such Domestic Subsidiary.
In the event of a bankruptcy, liquidation or similar proceeding, our assets that secure secured indebtedness will be available to pay obligations on the notes only after all indebtedness under such secured indebtedness has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.
See “Risk Factors — Risks Related to an Investment in the Notes and this Offering — Expedia Group’s indebtedness could adversely affect its business and financial condition and prevent us from fulfilling its obligations under its outstanding indebtedness and the notes.”
Optional Redemption
We may redeem the notes at our option at any time in whole or from time to time in part. Prior to January 15, 2036 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

•
100% of the aggregate principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
The following terms are relevant to the determination of the redemption price for any redemption prior to the Par Call Date:
“Par Call Date” means January 15, 2036, the date that is three months prior to the date of maturity of the notes.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Selection and Notice of Redemption
A partial redemption of the notes may be effected pro rata or by lot or by such other method as the trustee shall deem fair and appropriate. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. Once a notice of redemption is given in accordance with the indenture, subject to the satisfaction of any conditions set forth therein, the notes called for redemption become due and payable on the redemption date at the redemption price.
Unless we default in the payment of the redemption price, interest on the notes or portions of notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such notes are presented for payment.
Further Issuances
We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes that will have identical terms as, and rank equally with, the notes in all respects (other than with respect to the date of issuance, issue price, initial interest accrual date and amount of interest payable on the first payment date applicable thereto). Such additional notes will be treated as a single class with the notes (including for purposes of redemption), and will vote and consent together as one class on all matters with respect to the notes (including for purposes of waivers and amendments); provided, however, that in the event any additional notes are not fungible with the previously issued notes for U.S. federal income tax purposes, such nonfungible additional notes will be issued with a separate CUSIP number so that they are distinguishable from the previously issued notes.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless we have mailed or electronically delivered or caused to be mailed or electronically delivered, a notice of redemption with respect to all outstanding notes as described above under “— Optional Redemption” and redeem all notes validly tendered pursuant to such notice of redemption, each holder shall have the right to require the Company to repurchase such holder’s notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, on the notes repurchased to the date of such purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the date of purchase).
Within 30 days following any Change of Control Triggering Event, unless we have previously or concurrently mailed or electronically delivered a redemption notice with respect to all outstanding notes as described under “— Optional Redemption,” we will mail by first-class mail, or electronically deliver if the notes are held by the Depository, a notice to each registered holder of the notes with a copy to the trustee (the “Change of Control Offer”) stating:
(1)
that a Change of Control Triggering Event has occurred and that such holder has the right to require us to purchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of purchase);

(2)
the circumstances and relevant facts regarding such Change of Control Triggering Event;

(3)
the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically delivered, except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event, which, in the Company’s discretion, may provide that the purchase date shall be delayed until a date that is no later than 90 days after the occurrence of the Change of Control Triggering Event;

(4)
if the notice is mailed or electronically delivered prior to a Change of Control Triggering Event, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring; and

(5)
the instructions, as determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.
A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and may be conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.
We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.
For purposes of the Change of Control Triggering Event provisions of the notes, the following definitions are applicable:

“Affiliated Holders” means, with respect to any specified natural person, (a) such specified natural person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified natural person and each of the persons referred to in clause (a) of this definition, and (c) any company, partnership, trust or other entity or investment vehicle created for the benefit of, or Controlled by, such specified natural person or any of the persons referred to in clause (a) or (b) of this definition or the holdings of which are for the primary benefit of such specified natural person or any of the persons referred to in clause (a) or (b) of this definition or created by any such person for the benefit of any charitable organization or for a charitable purpose.
“Board of Directors” or “Board” means, with respect to any person, the Board of Directors of such person or any committee thereof duly authorized to act on behalf of such Board or, in the case of a person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.
“Change of Control” means the occurrence of any one of the following events:
(1)
any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2)
individuals who on the date the notes are originally issued constituted our Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved or ratified by a vote of a majority of the directors of the Company then still in office who were either directors on the date the notes are originally issued or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of our Board of Directors then in office;

(3)
the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4)
the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another person other than (i) a transaction in which the survivor or transferee is a person that is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the notes and either (i) each transferee becomes a Subsidiary of the transferor of such assets or (ii) holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the transferee.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned Subsidiary (the “Sub Entity”) of a holding company and (2) holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of such holding company; provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Communications, Inc., and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies appointed by us.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Permitted Holders” means Barry Diller and his affiliates (including, without limitation, any Affiliated Holders) and any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) with respect to which any such persons collectively exercise a majority of the voting power.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided that if all but one of Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available and as a result only one of Moody’s, S&P or Fitch (or, in each case, a Substitute Rating Agency therefor) would rate the notes or make a rating of the notes publicly available, we will appoint a replacement for at least one such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act to ensure that at least two such Rating Agencies are rating the notes (a “Substitute Rating Agency”).
“Ratings Event” means ratings of the notes are lowered by at least two Rating Agencies and the notes are rated below Investment Grade by at least two Rating Agencies in any case on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies). For the avoidance of doubt, the trustee shall have no responsibility to determine whether a Ratings Event has occurred.
“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and its successors.
“Voting Stock” of a person means all classes of equity securities of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
The Change of Control Triggering Event purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Company and underwriters. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. The indenture does not contain any restrictions on our ability to incur additional indebtedness, other than the restrictions on the incurrence of indebtedness secured by liens contained in the covenants described under “— Covenants — Limitation on Liens” and “— Limitation on Sale and Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.
The Credit Agreement provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In addition, in the event a Change of Control occurs at a time when we are prohibited, by the terms of any of our indebtedness, from purchasing notes, we may seek the consent of our creditors to purchase notes or may attempt to refinance the indebtedness that contains such prohibition. If we do not obtain such a consent or repay such indebtedness, we would remain prohibited from purchasing notes. In such case, our failure to offer to purchase notes would constitute a default under the indenture, which may, in turn, constitute a default under other of our indebtedness. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.
Subject to the terms set forth in the third bullet point under “Modifications and Waivers” below, the provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.
Withholding
The trustee and the Company shall each be entitled to deduct any withholding tax required to be withheld under Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”), and shall have no obligation to gross-up any payment under the indenture or to pay any additional amount as a result of such FATCA Withholding Tax. Under the indenture, each of the Company and the trustee agrees to reasonably cooperate and to use commercially reasonable efforts to provide information as each may have in its possession to enable the determination of whether any payments pursuant to the indenture are subject to FATCA Withholding Tax.
Covenants
Except as set forth below, neither we nor any of our Subsidiaries will be restricted by the indenture from:
•
incurring any indebtedness or other obligation,

•
paying dividends or making distributions on our or its capital stock, or

•
purchasing or redeeming our or its capital stock.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity. Except for the limitations described in the covenants below, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes.
The indenture will contain the following principal covenants:
Limitation on Liens
We will not directly or indirectly incur, and will not permit any of our Subsidiaries to directly or indirectly incur, certain indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (a) any property or assets, including capital stock, of our company or any of our Subsidiaries or (b) any shares of stock or indebtedness of any of our Subsidiaries (whether such property, assets, shares of stock or indebtedness are now existing or owned or hereafter created or acquired), without in any such case effectively providing, concurrently with or prior to the incurrence of any such secured indebtedness, or the grant of a Lien with respect to any such indebtedness to be so secured, that the notes (together with, if we so determine, any other indebtedness of or guarantee by us or any of our Subsidiaries ranking equally in right of payment with the notes) will be secured equally and ratably with (or, at our option, prior to) such indebtedness to be so secured.
The foregoing restrictions do not apply to:
(1)
Liens on property, shares of stock or indebtedness of any person existing at the time such person becomes our Subsidiary, provided that such Lien was not incurred in anticipation of such person becoming a Subsidiary,

(2)
Liens on property, shares of stock or indebtedness existing at the time of acquisition by us or any of our Subsidiaries or a Subsidiary of any of our Subsidiaries of such property, shares of stock or indebtedness (which may include property previously leased by us or any of our Subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements,

(3)
Liens securing indebtedness of any of our Subsidiaries or of us owing to us or any of our Subsidiaries,

(4)
Liens existing on the date of the initial issuance of the notes (other than any additional notes), other than any Liens securing indebtedness outstanding under the Credit Agreement,

(5)
Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our Subsidiaries, at the time such person becomes our Subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our Subsidiaries, provided that such Lien was not incurred in anticipation of such merger, consolidation, or sale, lease or other disposition or other transaction,

(6)
Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation,

(7)
Liens securing the notes (including any additional notes) or any guarantee of the notes, or

(8)
any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (7), inclusive, without increase of the principal of the indebtedness secured thereby; provided, however, that any Liens permitted by any of the foregoing clauses (1) to (7), inclusive, shall not extend to or cover any property of our company or any of our Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our Subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without securing the notes equally and ratably with (or prior to) such secured indebtedness; provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (8) above), together with all attributable debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Lease-Back Transactions” covenant described below, does not at the time exceed 10% of our Consolidated Net Assets.
Limitation on Sale and Lease-Back Transactions
We will not directly or indirectly, and will not permit any of our Subsidiaries directly or indirectly to, enter into any sale and lease-back transaction for the sale and leasing back of any property, whether now owned or hereafter acquired, unless:

(1)
such transaction was entered into prior to the date of the initial issuance of the notes,

(2)
such transaction was for the sale and leasing back to us of any property by one of our Subsidiaries,

(3)
such transaction involves a lease for not more than three years (or which may be terminated by us or such Subsidiary within a period of not more than three years),

(4)
we or such Subsidiary would be entitled to incur indebtedness secured by a Lien with respect to such sale and lease-back transaction without securing the notes equally and ratably with (or prior to) such secured indebtedness pursuant to the second paragraph of the “— Limitation on Liens” covenant described above, or

(5)
we or any of our Subsidiaries apply an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in our or any of our Subsidiaries’ business or to the retirement of long-term indebtedness within 270 days before or after the effective date of any such sale and lease-back transaction; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, we may deliver notes to the Trustee for cancellation, such notes to be credited at the cost thereof to us.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of the “— Limitation on Liens” covenant described above, does not at the time exceed 10% of our Consolidated Net Assets.
Merger, Consolidation or Sale of Assets
We may not consolidate with or sell, lease or convey all or substantially all of our properties or assets to, or merge with or into, in one transaction or a series of related transactions, any other person, unless:
(1)
we will be the continuing person, or the successor person formed by or resulting from such consolidation or merger or the person which receives the transfer of such properties or assets (the “Successor”) will be a person organized and existing under the laws of the United States of America or any State or jurisdiction thereof and the Successor (if not us) will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture,

(2)
immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing, and

(3)
we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, sale or lease and such supplemental indenture (if any) comply with clauses (1) and (2) above.

The successor person will succeed to, and be substituted for, us and may exercise all of our rights and powers under the indenture. We will be relieved of all obligations and covenants under the notes and the indenture to the extent we were the predecessor person, provided that in the case of a lease of all or substantially all of our properties or assets, we will not be released from the obligation to pay the principal of, premium, if any, and interest on the notes.
Events of Default
Each of the following is an “event of default” under the indenture:
(1)
a default in any payment of interest on any note when due, which continues for 30 days,

(2)
a default in the payment of principal of or premium, if any, on any note when due at its stated maturity date, upon optional redemption or otherwise,

(3)
a failure by us to comply with our other agreements contained in the indenture, which continues for 90 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes),

(4)
(a) failure to make any payment at maturity, including any applicable grace period, on any indebtedness of the Company or any Subsidiary (other than indebtedness of us or of a Subsidiary owing to us or any of our Subsidiaries) in an amount in excess of $300,000,000 and continuance of this failure to pay or (b) a default on any indebtedness of the Company or any Subsidiary (other than indebtedness owing to us or any of our Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $300,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured, and

(5)
various events in bankruptcy, insolvency or reorganization involving us.

The foregoing will constitute an event of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes (including any additional notes) by notice to us (and, if given by holders of the notes, to the trustee) may declare the principal of, and premium, if any, and accrued and unpaid interest on, all notes to be due and payable. Upon this declaration, principal and premium, if any, and interest will be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued interest on all notes (including any additional notes) will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding notes (including any additional notes) may rescind any acceleration with respect to the notes and its consequences.
If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will exercise all rights or powers under the indenture at the request or direction of any of the holders, provided that the holders provide the trustee with indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of notes may pursue any remedy with respect to the indenture or the notes unless:
(1)
the holder previously notified the trustee that an event of default is continuing,

(2)
holders of at least 25% in aggregate principal amount of the outstanding notes (including any additional notes) requested the trustee to pursue the remedy,

(3)
the requesting holders offered the trustee security or indemnity satisfactory to it against any loss, liability or expense,

(4)
the trustee has not complied with the holder’s request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)
the holders of a majority in principal amount of the outstanding notes (including any additional notes) have not given the trustee a direction inconsistent with the request within the 60-day period.

Generally, the holders of a majority in principal amount of the outstanding notes (including any additional notes) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee may, however, refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.
If a default or event of default occurs and is continuing and is known to the trustee, the trustee must mail or electronically deliver to each holder notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of principal or premium, if any, or interest on any note, the trustee may withhold notice if the trustee determines in good faith that withholding notice is not opposed to the interests of the holders.
We will also be required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate indicating whether the signers of the certificate know of any default that occurred during the previous year. In addition, we will be required to notify the trustee within 30 days of any event which would constitute various defaults, their status and what action we are taking or propose to take in respect of these defaults.
Definitions
The indenture contains the following defined terms:
“attributable debt” means, with respect to any sale and lease-back transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.
“Consolidated Net Assets” means, as of the time of determination, the aggregate amount of our assets and the assets of our consolidated Subsidiaries after deducting all current liabilities other than (1) short-term borrowings, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP at the end of the most recently completed fiscal quarter or fiscal year, as applicable.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. A person shall be deemed to Control another person if such person (1) is an officer or director of the other person or (2) directly or indirectly owns or controls 10% or more of the other person’s capital stock. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Agreement” means the Credit Agreement, dated as of March 27, 2026, among the Company, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, as the same has been amended, supplemented or otherwise modified on or prior to the date hereof, and as may be further amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Company in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Company deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an officers’ certificate delivered to the trustee.
“Domestic Subsidiary” means a Subsidiary other than a Foreign Subsidiary.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.
“Foreign Subsidiary” means (1) any Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code), (2) any Subsidiary of any entity described in clause (1) of this definition and (3) any Subsidiary that has no material assets other than capital stock in one or more persons that are Foreign Subsidiaries pursuant to clause (1) above.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“holder” means the person in whose name a note is registered on the security register books.
“incur” means issue, assume, guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of properties of us or any of our direct or indirect Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our direct or indirect Subsidiaries or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held or (2) that is, as of that date, otherwise Controlled (within the meaning of the first sentence of the definition of “Control”) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Modification and Waivers
Modification and amendments of the indenture and the notes may be made by the Company and the trustee without notice to any holder of the notes but with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes (including consent obtained in connection with a tender offer or exchange for notes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:
•
change the stated maturity of the principal of, or installment of interest on, any note,

•
reduce the principal amount of, or the rate of interest on, any notes,

•
reduce any premium, if any, payable on the redemption of any note or change the date on which any note may or must be redeemed or repaid (for the avoidance of doubt, the provisions set forth above under “— Change of Control Triggering Event” (including the definitions related thereto) may be amended or modified at any time prior to the occurrence of a Change of Control Triggering Event with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes),

•
change the coin or currency in which the principal of, premium, if any, or interest on any note is payable,

•
impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any note,

•
reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take certain actions,

•
reduce the requirements for quorum or voting by holders of notes in the indenture or the notes,

•
modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of notes except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby, or

•
modify any of the above provisions.

The Company and the trustee may, without notice to or the consent of any holders of notes, modify or amend the terms of the indenture and the notes with respect to the following:
•
to cure any ambiguity, omission, defect or inconsistency,

•
to evidence the succession of another person to the Company and the assumption by any such successor of the obligations of the Company, as described above under “Covenants — Merger, Consolidation or Sale of Assets,”

•
to add any additional events of default,

•
to add to the covenants of the Company for the benefit of holders of the notes or to surrender any right or power conferred upon the Company,

•
to add one or more guarantees for the benefit of holders of the notes,

•
to add collateral security with respect to the notes or any guarantee,

•
to add or appoint a successor or separate trustee or other agent,

•
to provide for the issuance of any additional notes,

•
to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended,

•
to comply with the rules of any applicable securities depository,

•
to provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended,

•
to conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to set forth, verbatim or in substance, a provision of the indenture or the notes, and

•
to make any change if the change does not adversely affect in any material respect the interests of any holder of notes.

The holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of all notes, waive compliance by the Company with certain restrictive provisions of the indenture. The holders of no less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default or event of default and its consequences under the indenture with respect to the notes, except a default or event of default (1) in the payment of principal or premium, if any, or interest on notes or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note. Upon any such waiver, such default or event of default shall cease to exist, and any default or event of default arising therefrom shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Satisfaction and Discharge
We may discharge our obligations under the indenture while notes remain outstanding if the notes either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient, or U.S. government obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment, in the written opinion of a nationally recognized firm of independent accountants (which need not be provided if only U.S. dollars shall have been deposited), to pay the entire indebtedness including the principal, premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the maturity thereof or the date of redemption of the notes, as the case may be, and paying all other amounts payable under the indenture.
Defeasance and Covenant Defeasance
The indenture will provide that we may elect either (1) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, certain obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes and clauses (3) and (4) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of funds in U.S. dollars in an amount sufficient, or U.S. government obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment, in the written opinion of a nationally recognized firm of independent accountants (which need not be provided if only U.S. dollars shall have been deposited), to pay the principal, premium, if any, and interest on the notes on the scheduled due dates therefor.
If we effect a covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default other than under clauses (3) and (4) of “— Events of Default,” the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the notes at the time of the stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
To effect legal defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the notes to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service (the “IRS”) or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Same-Day Settlement and Payment
The notes will trade in the same-day funds settlement system of The Depository Trust Company (DTC) until maturity or until we issue the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee
U.S. Bank Trust Company, National Association is the trustee under the indenture and has also been appointed by the Company to act as registrar, transfer agent and paying agent for the notes. From time to time, the trustee and its affiliates perform various other services for the Company and its affiliates. The indenture contains limitations on the rights of the trustee, if it becomes a creditor of the Company, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign.
Book-Entry, Delivery and Form
The notes will be initially issued in the form of one or more global notes (collectively, the “Global notes”) registered in the name of DTC or its nominee.
Upon the issuance of a Global note, DTC or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the notes represented by such Global note purchased by such persons in this offering. Such accounts shall be designated by the underwriters. Ownership of beneficial interests in a Global note will be limited to persons that have accounts with DTC (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in a Global note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global note other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global note.
Payment of principal of and interest on notes represented by a Global note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture governing the notes. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any Global note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global note as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.
A Global note may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global note is exchangeable for certificated notes only if:
(a)
DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global notes or DTC ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, and the Company notifies the trustee that it is unable to locate a qualified successor Depositary;

(b)
the Company executes and delivers to the trustee an order that such Global note shall be exchangeable; or

(c)
there shall have occurred and be continuing an Event of Default with respect to the notes represented by such Global note.

Any Global note that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global note may direct. Subject to the foregoing, a Global note is not exchangeable, except for a Global note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global note becomes exchangeable for certificated notes,

(a)
certificated notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(b)
payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency of the Company maintained for such purposes; and

(c)
no service charge will be made for any registration of transfer or exchange of the certificated notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

So long as DTC or any successor depositary for a Global note, or any nominee, is the registered owner of such Global note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole holder of the notes represented by such Global note for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a Global note will not be entitled to have the notes represented by such Global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the holders of any notes under such Global note. Accordingly, each person owning a beneficial interest in a Global note must rely on the procedures of DTC or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture governing the notes. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global note desires to give or take any action which a holder is entitled to give or take under the indenture governing the notes, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the trustee or the underwriters will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Euroclear and Clearstream
If the depositary for a Global note is DTC, you may hold interests in the Global note through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of certain U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) with respect to the ownership and disposition of the notes acquired in this offering, but it does not purport to be a complete analysis of all potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire notes in the initial offering at their original “issue price” (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that hold them as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax considerations applicable to subsequent purchasers of notes. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, administrative rulings and published positions of the IRS, and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances, and it does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, U.S. Holders having a “functional currency” other than the U.S. dollar, persons subject to special rules applicable to former citizens and residents of the United States, banks or other financial institutions, persons subject to the alternative minimum tax, subchapter S corporations, grantor trusts, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (or investors therein), real estate investment trusts, regulated investment companies, insurance companies, tax-exempt entities, dealers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, persons holding notes in connection with a hedging transaction, straddle, conversion transaction or other integrated transaction, corporations treated as “personal holding companies,” “controlled foreign corporations,” or “passive foreign investment companies,” individual retirement and other tax deferred accounts and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement”). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), and any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax (e.g., estate and gift tax considerations). Prospective investors should consult their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the notes, including the applicability of any U.S. federal income and other tax laws, any state, local or foreign tax laws or any treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a person treated as a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding notes should consult their own tax advisors as to the tax consequences to them of the ownership or disposition of the notes.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE APPLICATION OF NON-INCOME TAX LAWS, THE LAWS

OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.
Possible Application of Rules Governing Contingent Payment Debt Instruments
The terms of the notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under Treasury Regulations governing “contingent payment debt instruments,” which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the notes to be different from those described below. According to those Treasury Regulations, however, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote, within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and there can be no assurance that the IRS will not challenge our position or that any such challenge would not be sustained by a court. If the IRS were to challenge this position successfully, a holder might be required, among other things, to accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income, rather than capital gain, any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were to be treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.
U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Interest on the Notes
It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be less than a de minimis amount (as set forth in the applicable Treasury Regulations). Accordingly, stated interest paid or accrued on the notes will be taxable to a U.S. Holder as ordinary interest income at the time such interest is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the issue price of the notes is less than the stated principal amount, and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method (as set forth in the applicable Treasury Regulations).
Sale or Other Taxable Disposition of the Notes
Upon the sale or other taxable disposition (including redemption or repurchase) of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between (i) the sum of the cash and the fair market value of any other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which will be treated as interest income as described above under “U.S. Holders — Interest on the Notes”), and (ii) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the amount such U.S. Holder paid for the note. Any gain or loss recognized on the sale or other taxable disposition of a note generally will be capital gain or loss, and generally will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder held the note for a period of more than one year. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the notes and to the proceeds from a sale or other taxable disposition of the notes to a U.S. Holder unless the U.S. Holder is an exempt recipient. Further, U.S. federal backup withholding (currently at a rate of 24%) generally will apply to such payments if the U.S. Holder fails to provide a properly completed and executed IRS Form W-9 to the applicable withholding agent providing such U.S. Holder’s correct taxpayer identification number and complying with certain certification requirements, or otherwise establish an exemption from backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
As used herein, a “Non-U.S. Holder” means a beneficial owner of a note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
Payments of Interest
Subject to the discussion below under “Non-U.S. Holders — Information Reporting and Backup Withholding,” payments of interest on the notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:
•
such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States);

•
the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Expedia Group, Inc. stock entitled to vote;

•
the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which Expedia Group, Inc. is a “related person” within the meaning of the Code;

•
the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
either (1) the beneficial owner of the notes provides to the applicable withholding agent a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address, or (2) a financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable (or that it has received from another financial institution a similar statement that it, or another financial institution acting on behalf of the beneficial owner, has received the IRS Form W-8BEN or W-8BEN-E, as applicable) from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a Non-U.S. Holder does not qualify for the “portfolio interest exemption” described above, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax at the rate of 30%

(or such lower rate as may be specified by an applicable income tax treaty), unless such interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of such Non-U.S. Holder in the United States) and such Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI.
To claim an exemption from or reduction in the rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder generally must provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, prior to the payment date and comply with any other applicable requirements. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Interest paid to a Non-U.S. Holder that is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of such Non-U.S. Holder in the United States) generally is not subject to U.S. withholding tax, so long as the Non-U.S. Holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular individual graduated or corporate U.S. federal income tax rates applicable in the same manner as if such Non-U.S. Holder were a U.S. person. In addition, a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Sale or Other Taxable Disposition of the Notes
Subject to the discussion below under “Non-U.S. Holders — Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest, which will be treated as described above under “Non-U.S. Holders — Payments of Interest,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or U.S. federal withholding tax on any gain realized by such Non-U.S. Holder upon the sale or other taxable disposition (including redemption or repurchase) of a note unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States); or

•
the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of such sale or other taxable disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular individual graduated or corporate U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. In addition, a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by certain U.S. source capital losses, if any, of the Non-U.S. Holder.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

Backup withholding (currently at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a Non-U.S. Holder generally will be exempt from backup withholding if the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, or otherwise establishes an exemption.
Under Treasury Regulations, the payment of proceeds from the disposition of a note by a Non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder’s non-U.S. status, or by otherwise establishing an exemption. The payment of proceeds from the disposition of a note by a Non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the holder is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.
PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES.

UNDERWRITING
BofA Securities, Inc. and Citigroup Global Markets Inc. are acting as representatives of the several underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, the underwriters named below have agreed to purchase from us, severally and not jointly, the principal amounts of notes set forth opposite the underwriter’s name:
Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$250,000,000
Citigroup Global Markets Inc.	250,000,000
BNP Paribas Securities Corp.	80,000,000
Goldman Sachs & Co. LLC	80,000,000
J.P. Morgan Securities LLC	80,000,000
HSBC Securities (USA) Inc.	40,000,000
MUFG Securities Americas Inc.	40,000,000
Scotia Capital (USA) Inc.	40,000,000
TD Securities (USA) LLC	40,000,000
U.S. Bancorp Investments, Inc.	40,000,000
Wells Fargo Securities, LLC	40,000,000
Standard Chartered Bank	20,000,000
Total	$1,000,000,000
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased. The underwriters may offer and sell notes through their affiliates.
We have been advised by the underwriters that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.250% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.150% of the principal amount of the notes to certain other dealers. After commencement of the offering, the offering price and other selling terms may be changed by the underwriters.
The notes will constitute a new series of securities with no established trading market. The notes are not listed on any securities exchange or included in any quotation system. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $3.3 million.
We have agreed to indemnify the several underwriters and certain controlling persons against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for or the purchase of notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering.

A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time without notice.
Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.
We expect that delivery of the notes will be made against payment therefor on or about April 10, 2026, which will be the second business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day preceding the closing date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the first business day before settlement should consult their own advisor.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business. Affiliates of certain of the underwriters are lenders and agents under our Revolving Credit Facility. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the securities registrar, paying agent, transfer agent and trustee.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, which we refer to as MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/ EU, as amended, which we refer to as the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, which we refer to as the PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption from the prohibition on offers to the public under POATRs. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the POATRs.
In the UK, this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is for distribution only to, and is only directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), or (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong). No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.
This prospectus supplement has not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Future Commissions and the Companies Registry of Hong Kong and neither had it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong or be used for any purpose in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
(i)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(ii)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP”), unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, sold or advertised, directly or indirectly, into or from Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

LEGAL MATTERS
Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon the validity of the notes as to matters of U.S. federal and New York State law. Morris, Nichols, Arsht & Tunnell LLP will pass upon certain matters of state law for us in connection with the notes. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of Expedia Group, Inc. included in Expedia Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Expedia Group, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Debt Securities
And Certain Subsidiaries
Guarantees of Debt Securities
This prospectus relates to the sale of one or more series of debt securities of Expedia Group, Inc. (“Expedia Group,” “we,” “us” or the “Company”) from time to time, on terms and at prices determined at the time the debt securities are offered for sale. Certain of our subsidiaries may fully and unconditionally guarantee any debt securities that we may issue. The terms and prices will be described in more detail in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.
We may offer and sell these securities to or through agents, underwriters, dealers, or directly to purchasers. The names of any agents, underwriters, or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated February 19, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Using this process, we may offer and sell debt securities in one or more offerings from time to time. Certain of our subsidiaries may fully and unconditionally guarantee any debt securities that we may issue.
We have not authorized anyone to give any information or to make any representations concerning the debt securities we may offer except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy debt securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of debt securities, as an indication that there has been no change in our affairs since the date of this prospectus.
This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled “Prospectus Summary” and “Risk Factors,” may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as those discussed elsewhere in this prospectus or any prospectus supplement. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, and do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this prospectus or any prospectus supplement and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our debt securities. You should read the following summary together with the more detailed information regarding our company, the securities being registered hereby and our financial statements and notes thereto incorporated by reference in this prospectus.
Expedia Group, Inc.
Overview
Expedia Group, Inc. is an online travel company, and our mission is to power global travel for everyone, everywhere. We believe travel is a force for good. Travel is an essential human experience that strengthens connections, broadens horizons and bridges divides. We leverage our supply portfolio, platform and technology capabilities across an extensive portfolio of consumer brands, and provide solutions to our business partners, to empower travelers to efficiently research, plan, book and experience travel.
At the end of 2024, we had over 3.5 million lodging properties available, including over 2.5 million online bookable alternative accommodations listings through Vrbo, over 1 million hotels and alternative accommodations through our other brands, over 500 airlines, packages, rental cars, cruises, insurance, as well as activities and experiences.
Travel suppliers distribute and market products via our apps, desktop and mobile offerings, as well as through alternative distribution channels, our business partnerships and our call centers in order to reach our extensive global audience. In addition, our advertising and media businesses help other businesses, primarily travel providers, reach a large multi-platform audience of travelers around the globe.
For information regarding the results of Expedia Group’s historical operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Expedia Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 which is incorporated by reference into this prospectus.
Expedia Group, Inc. is a Delaware corporation. The mailing address of Expedia Group’s principal executive offices is 1111 Expedia Group Way W, Seattle, WA 98119, and Expedia Group’s email address is IR@expedia.com.

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INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.
The documents we incorporate by reference into this prospectus are:
1.
Annual Report on Form 10-K for the year ended December 31, 2024;

2.
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, which was filed with the SEC on April 29, 2024; and

3.
Current Report on Form 8-K (Item 8.01 only) filed with the SEC on February 6, 2025.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Expedia Group and our securities.
Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by e-mailing us at the e-mail address listed below:
Investor Relations
Expedia Group, Inc. HQ, 1111 Expedia Group Way W.
Seattle, WA 98119
IR@expedia.com
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-37429. Our SEC filings are also available to the public over the internet from the SEC’s website at www.sec.gov, or our website at www.expediagroup.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

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RISK FACTORS
Investing in our debt securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 8 of our annual report on Form 10-K for the period ended December 31, 2024, which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement hereto before making a decision to invest in our debt securities.
Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The market or trading price of our debt securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our debt securities to decline. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

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SUBSIDIARY GUARANTORS
Certain of our subsidiaries (which we refer to as the “subsidiary guarantors” in this prospectus) may fully and unconditionally guarantee our payment obligations under the debt securities offered by this prospectus. If a series of debt securities is so guaranteed, the subsidiary guarantors will execute the applicable indenture, a supplemental indenture or a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee. The obligations of each subsidiary guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary guarantor and any collections from or payments made by or on behalf of any other guarantor in respect of its obligations under its guarantee.
Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.
The subsidiary guarantors of our debt securities may include the following direct and indirect subsidiaries of Expedia Group:

•	Cruise, LLC	•	HRN 99 Holdings, LLC
•	EAN.com, LP	•	LEMS I LLC
•	Expedia Group Commerce, Inc.	•	Liberty Protein, Inc.
•	Expedia, Inc.	•	O Holdings Inc.
•	Higher Power Nutrition Common Holdings, LLC	•	Orbitz, LLC
•	HomeAway Software, Inc.	•	Orbitz Worldwide, Inc.
•	HomeAway.com, Inc.	•	Travelscape, LLC
•	Hotels.com GP, LLC	•	VRBO Holdings, Inc.
•	Hotels.com, L.P.	•	WWTE, Inc.
•	Hotwire, Inc.

Additional information concerning our subsidiaries and us is included in our periodic reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”

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USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the debt securities under this prospectus for general corporate purposes. These purposes may include the repayment of indebtedness, financing of future acquisitions, capital expenditures, dividends, stock repurchases, working capital, and any other corporate purpose.

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DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that the Company may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that the Company may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.
The Company may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. If the Company issues debt securities pursuant to an indenture, the trustee under such indenture will be specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference in this prospectus or applicable prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements the Company may enter into from time to time which are permitted under the debt securities or any indenture) to be entered into between the Company and the trustee named in the applicable prospectus supplement, which will be filed by amendment as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a periodic report filed under the Exchange Act, including the definitions of specified terms used in the indenture, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
•
the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•
any limit upon the aggregate principal amount of the debt securities;

•
the date or dates on which the principal amount of the debt securities will mature;

•
if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•
if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•
the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•
any optional redemption provisions, which would allow the Company to redeem the debt securities in whole or in part;

•
any sinking fund or other provisions that would obligate the Company to redeem, repay or purchase the debt securities;

•
if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•
if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•
the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

9

•
the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•
if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•
if the debt securities are to be payable, at the election of the Company or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•
the designation of the original currency determination agent, if any;

•
if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•
if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•
any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•
the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•
whether and under what circumstances the Company will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•
whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•
if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•
the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•
whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•
whether the debt securities will be secured or unsecured;

•
the forms of the debt securities;

•
a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•
any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that the Company may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, the Company may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

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PLAN OF DISTRIBUTION
We may sell debt securities to or through underwriters and also directly to other purchasers or through agents.
The distribution of the debt securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions, or commissions.
Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of debt securities offered under this prospectus may be “underwriters” as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
We may have agreements with the underwriters, dealers, and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those liabilities.
If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies; and

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educational and charitable institutions.

An institutional purchaser’s obligation under the contract will be subject to the condition that the purchase of the offered debt securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.
In general, the debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.
In connection with any offering of the debt securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on the debt securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of debt securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress.
Underwriters may also impose a penalty bid in any offering of debt securities offered under this prospectus and any prospectus supplement through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it

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because the other underwriters have repurchased debt securities sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by underwriters may stabilize, maintain or otherwise affect the market price of the debt securities offered under this prospectus and any prospectus supplement. As a result, the price of such debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the debt securities offered under this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, NY, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

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EXPERTS
The consolidated financial statements of Expedia Group, Inc. included in Expedia Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Expedia Group, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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Expedia Group, Inc.
$1,000,000,000 5.500% Senior Notes Due 2036
Prospectus Supplement
Joint Book-Running Managers
BofA Securities
Citigroup
BNP PARIBAS
Goldman Sachs & Co. LLC
J.P. Morgan
HSBC
MUFG
Scotiabank
TD Securities
US Bancorp
Wells Fargo Securities
Co-Manager
Standard Chartered Bank
April 8, 2026